UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2015

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In consideration of a portion of the purchase price in our April 30, 2010 private placement, we issued warrants to purchase an aggregate of 1,623,162 shares of our Class A common stock to WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (the “WL Ross Funds”).  The warrants were exercisable for ten years from the date of issuance and have an exercise price of $6.00 per share.  In addition, in consideration of a portion of the purchase price of the initial drawdown in our February 21, 2012 private placement, we issued warrants to purchase an aggregate of 109,122 shares of our Class A common stock to the WL Ross Funds and, in consideration of a portion of the purchase price in our subsequent drawdown of event driven capital that closed on December 27, 2012, we issued additional warrants to purchase an aggregate of 797,132 shares of our common stock to the WL Ross Funds.  The warrants issued in our 2012 private placements were exercisable for ten years from the date of issuance and have an exercise price of $8.00 per share.  References to the “Warrants” in this Current Report on Form 8-K collectively refers to the warrants we issued pursuant to warrant agreements to the WL Ross Funds in our 2010 and 2012 private placements.

As we have transitioned from a privately held institution focused primarily on acquiring troubled banks to a publicly held institution now focused on organic growth and strategic acquisitions, it is important for us to deploy our excess equity and simplify our capital structure.  As part of this strategy, on February 17, 2015, we repurchased the Warrants from the WL Ross Funds pursuant to a repurchase agreement (the “Warrant Repurchase Agreement”).  The purchase price was $8.30 per warrant share for the warrants we issued in 2010, $6.97 per warrant share for the warrants we issued in February 2012 and $7.10 per warrant share for the warrants we issued in December 2012, resulting in an aggregate purchase price of $19,892,442.14.  The repurchase of the Warrants was funded using cash from a $20.0 million draw on our existing line of credit, which was extended in December 2014 through December 19, 2015, as further described in Item 2.03 of this Current Report on Form 8-K.

Denny Kim, one of our directors and a director of our subsidiary bank, Talmer Bank and Trust, serves as the director representative for the WL Ross Funds and is a Vice President at WL Ross & Co. LLC.  The terms of the repurchase and the Warrant Repurchase Agreement were approved by the Audit Committee of our board of directors, which consists solely of independent directors, and was recommended and approved by our full board of directors.  Mr. Kim, however, recused himself from all discussions related to the repurchase and did not vote on the transaction.

The foregoing description of the Warrant Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Repurchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the press release regarding the repurchase of the Warrant is attached hereto as Exhibit 99.1.

Item 1.02  Termination of a Material Definitive Agreement.

As described above under Item 1.01, on February 17, 2015, we entered into a Warrant Repurchase Agreement with the WL Ross Funds to repurchase the Warrants.  Under the Warrant Repurchase Agreement, at the closing of the repurchase, each of the warrant agreements pursuant to which the Warrants were issued was terminated in their entirety and are null and void.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On December 20, 2013, we entered into a one-year senior unsecured revolving credit facility with a maximum principal amount of $35.0 million with U.S. Bank National Association, which was renewed in December 2014 through December 19, 2015 (the “line of credit”).  As described above under Item 1.01, on February 17, 2015, we borrowed $20.0 million on the line of credit to fund the repurchase of the Warrants.  Prior to this date, there were no existing borrowings under the line of credit.  Interest on the advance will accrue at an annual rate of 3.00% plus the one-month LIBOR rate (reset monthly).

Under the terms of the line of credit, we (and, in certain cases, our subsidiary banks) are required to maintain various financial covenants.  These financial covenants include requirements to maintain (i) sufficient capital to qualify as well-capitalized, (ii) minimum risk-based capital and leverage capital ratios, (iii) a maximum non-performing assets to tangible capital ratio, (iv) a minimum ratio of the allowance for loan losses to non-performing loans ratio, (v) a minimum fixed charge coverage ratio, and (vi) minimum liquidity levels.

The line of credit also includes customary events of default (subject to applicable grace, cure and notice periods), including, among others, defaults based on (i) the nonpayment of principal, interest, fees or other amounts, (ii) the failure of representations or warranties to be correct in any material respect, (iii) the failure to perform or observe covenants in the line of credit, (iv) certain cross-defaults on other indebtedness, (v) our wind-down or dissolution, (vi) the execution of any financing agreement that relates to or affects any interest in the shares of our subsidiary banks, and (vii) the taking of certain actions by our regulators.Upon the occurrence of certain events of default, U.S. Bank National Association may declare outstanding amounts, with interest thereon, immediately due and payable.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.   The foregoing description of the line of credit does not purport to be complete and is qualified in its entirety by reference to the line of credit, which is filed as Exhibit 10.15 of our registration statement on Form S-1filed on January 10, 2014 and is incorporated herein by reference, as extended by the First Amendment to Loan Agreement between U.S. Bank National Association and Talmer Bancorp, Inc. dated December 18, 2014 and filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Warrant Repurchase Agreement by and between WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P. and Talmer Bancorp, Inc. dated February 17, 2015

10.2	First Amendment to Loan Agreement between U.S. Bank National Association and Talmer Bancorp, Inc. dated December 18, 2014

99.1	Press Release dated February 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: February 18, 2015	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer